UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 944-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 10, 2017, the Registrant provided a notice to the NYSE MKT regarding the resignation of Michael Bello dated April 7, 2017 from the Registrant’s Audit Committee.   The Registrant determined that although Mr. Bello satisfied the criteria for independence set forth in NYSE MKT Rule 803A(2), he did not meet the heightened requirements for audit committee members set forth in NYSE MKT Rule 803B(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended due to the payment of a  de minimus amount of commissions to an insurance agency owned by  Mr. Bello.

Mr. Bello promptly resigned from the Audit Committee and the Board has appointed Jay Blau to serve in replacement thereto.  The Registrant has determined that Jay Blau meets the independence criteria for audit committee members.  Mr. Bello will continue to serve on the Board of Directors and on the Compensation Committee, and will continue to be deemed independent for those purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: April 10, 2017	By:	/s/ Nancy E. Graves
Nancy E. Graves
President and Chief Executive Officer